Exhibit 10.1

FIRST AMENDMENT TO A&R LOAN AGREEMENT

This First Amendment to A&R Loan Agreement is dated as of the 18th day of March, 2020 (the “First Amendment”) and is entered into by and between HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party to the Loan Agreement (individually, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent for each Lender (“Administrative Agent”).

RECITALS:

A.Borrower, Administrative Agent, and Lenders previously entered into an Amended and Restated Loan Agreement dated as of August 12, 2015 (the “Loan Agreement”) in which Lenders agreed to make a $70,000,000.00 loan (the “Loan”) to Borrower, as evidenced by three (3) certain Amended and Restated Promissory Notes each executed on August 12, 2015 by Borrower, one in favor of each Lender and in the aggregate stated principal amount of $70,000,000.00 (the “Prior Notes”).

B.Borrower has requested and Lenders are willing to increase the Loan to $129,505,000.00 and make certain other modifications to the terms of the Loan (the “Loan Modification”).

C.In connection with the Loan Modification, Borrower has executed of even date herewith by three (3) Amended and Restated Promissory Notes, one in favor of each Lender in the aggregate stated principal amount of $129,505,000.00, which amend and restate the Prior Notes (which had an aggregate outstanding principal balance of $63,328,500.00 immediately prior to being so amended and restated), and increased the principal indebtedness by an additional $66,176,500.00.

D.Additionally, Borrower, Administrative Agent, and Lender executed certain other loan modification documents of even date herewith.

E.Borrower, Administrative Agent, and Lenders desire hereby to modify certain terms and provisions of the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.The foregoing recitals are true and correct and constitute a part of this First Amendment.

II.Unless defined herein, all capitalized terms used herein shall have the meaning ascribed to such term as set forth in the Loan Agreement.

III.Borrower, Administrative Agent, and Lenders agree to modify and amend the terms and provisions of the Loan Agreement as follows:

ARTICLE 1 – THE LOAN

The terms and provisions of Article 1 of the Loan Agreement are modified and amended as follows:

1.1.Provisions (b) and (c) of Section 1.6 (entitled “Payment Schedule and Maturity Date”) of the Loan Agreement is hereby deleted in its entirety.  For avoidance of doubt, (i) the Maturity Date extension option provided in such provision is no longer available to the Borrower, and (ii) monthly principal amortization shall no longer be required.

ARTICLE 2‑ TAXES, YIELD PROTECTION, UNAVAILABILITY AND ILLEGALITY

The terms and provisions of Article 2 of the Loan Agreement are modified and amended as follows:

2.1.Section 2.5 (which currently reads “Intentionally Omitted”) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

2.5LIBOR Successor Rate.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or Required Lenders notify Administrative Agent (with, in the case of Required Lenders, a copy to Borrower) that Borrower or Required Lenders (as applicable) have determined, that:

(a)adequate and reasonable means do not exist for ascertaining LIBOR with respect to the Loan for terms equal to one (1) month, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(b)the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(c)syndicated loans currently being executed, or that include language similar to that contained in Sections 2.3 and 2.5, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by Administrative Agent or receipt by Administrative Agent of such notice, as applicable, Administrative Agent and Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. Administrative Agent’s Time on the fifth (5th) Business Day after Administrative Agent shall have posted such proposed amendment to all Lenders and Borrower unless, prior to such time, Lenders comprising Required Lenders have delivered to Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment including, without limitation, the Adjustment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.  Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under Subsection (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), Administrative Agent will promptly so notify Borrower and each Lender.  Thereafter, the obligation of Lenders to make or maintain advances of the Loan at the LIBOR Rate shall be suspended.  During the period of such suspension, all proposed advances and all amounts from day to day outstanding which are not past due, shall bear interest at a fluctuating rate of interest per annum equal to the Base Rate.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

2.2.The following language is hereby added to the end of the existing text and before the period at the end of the sentence contained in Section 2.7 (entitled “Survival”):

“, and shall not be waived by any delay by Administrative Agent or Lenders in seeking payment and performance of such obligations of Borrower under this Article”

ARTICLE 4‑ AFFIRMATIVE COVENANTS

The terms and provisions of Article 4 of the Loan Agreement are modified and amended as follows:

4.1.The following sentence is hereby added prior to the existing text contained in Provision (c) of Section 4.3 (entitled “Operation of Property”):

“Without Administrative Agent’s prior written approval, and subject to the consent of Required Lenders, as to parties, terms and all other matters, Borrower shall not apply for or accept any PACE Financing.”

4.2.The following sentence is hereby added at the end of the existing text contained in Section 4.18 (entitled “Appraisal”):

“In the event Administrative Agent agrees to deliver any appraisal to Borrower, Administrative Agent and Lenders do not (a) represent that the presumptions or opinions in any appraisal are relevant or accurate; (b) represent that any appraisal has been or has not been approved by Administrative Agent or any Lender; or (c) represent that Administrative Agent or any Lender endorses or does not endorse the opinions set forth in any appraisal.  Borrower agrees that any transmittal by Administrative Agent of any appraisal of the Property to Borrower is given without representation or warranty.  Borrower will hold any appraisal delivered by Administrative Agent to Borrower in confidence and will not distribute it to any other person or entity, except Borrower’s employees, agents, attorneys, consultants, or unless compelled by Law or judicial proceedings, without Administrative Agent’s prior written consent.  Borrower waives any and all present and future claims, actions, causes of action, defenses and/or counterclaims which it may now or hereafter assert against Administrative Agent and any Lender in connection with the content or accuracy of any such appraisal, Borrower’s use of any such appraisal, and subsequent use of any such appraisal by any third party to whom Borrower provides the appraisal.”

4.3.The following new Sections 4.26 and 4.27 are hereby added immediately following existing Section 4.25 (entitled “Controlled Substances”) and shall read as follows:

4.26Reporting Compliance.  Borrower agrees to comply with any and all reporting requirements applicable to the Loan which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Administrative Agent to furnish Administrative Agent with evidence of such compliance.

4.27Anti-Corruption Laws.  Borrower, Guarantor and their respective subsidiaries shall each conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE 5‑ NEGATIVE COVENANTS

The terms and provisions of Article 5 of the Loan Agreement are modified and amended as follows:

5.1.The following new Sections 5.6 and 5.7 are hereby added immediately following existing Section 5.5 (entitled “Ownership; Merger; Consolidation; Purchase or Sale of Assets”) and shall read as follows:

5.6Sanctions.  Borrower and Guarantor shall not, directly or indirectly, use any proceeds of the Loan, or lend, contribute or otherwise make available such proceeds to any of their respective subsidiaries or joint venture partners or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, or otherwise) of Sanctions.

5.7Anti-Corruption Laws.  Neither Borrower nor Guarantor nor any of their respective subsidiaries shall directly or indirectly use the proceeds of the Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or other similar anti-corruption legislation in other jurisdictions.

ARTICLE 6‑ REPRESENTATIONS AND WARRANTIES

The terms and provisions of Article 6 of the Loan Agreement are modified and amended as follows:

6.1.The following new Sections 6.23, 6.24, and 6.25 are hereby added immediately following existing Section 6.22 (entitled “ERISA”) and shall read as follows:

6.23OFAC.  Neither Borrower nor Guarantor, nor any of their respective subsidiaries, nor, to the knowledge of Borrower and Guarantor, any director, officer, employee, agent, Affiliate or representative of Borrower, Guarantor or any of their subsidiaries, is a Prohibited Person.

6.24Anti-Corruption Laws.  Borrower, Guarantor and their respective subsidiaries have conducted their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such applicable laws.

6.25EEA Financial Institution.  Neither Borrower nor any Guarantor is an EEA Financial Institution, and any Bail-in Action shall not affect the guarantee obligations of any Guarantor that is not an Affected Financial Institution.

6.2.Borrower hereby represents and warrants that all of the representations and warranties contained in Article 6 of the Loan Agreement are and remain true and correct, in all material respects, as of the date hereof (unless the same solely relate to a different specified time period), subject to changes to such representations and warranties disclosed to Administrative Agent in writing.

6.3.Borrower hereby represents and warrants to Administrative Agent and Lenders that, to Borrower’s knowledge, no Default exists under the Loan Agreement.

ARTICLE 8– ADMINISTRATIVE AGENT

The terms and provisions of Article 8 of the Loan Agreement are modified and amended as follows:

8.1.The following new Section 8.18 is hereby added immediately following existing Section 8.17 (entitled “Swap Contracts”) and shall read as follows:

8.18Lender ERISA Representation and Warranty.  Each Lender represents and warrants as of the date hereof to Administrative Agent and Arranger and their respective Affiliates, and not, for the avoidance of doubt, for the benefit of Borrower or any Guarantor, that (a) such Lender is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of ERISA or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of such Lender do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29

C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; (c) such Lender is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA; and (d) transactions by or with such Lender are not and will not be subject to federal, state or local statutes applicable to such Lender regulating investments of fiduciaries with respect to governmental plans.

ARTICLE 9– GENERAL TERMS AND CONDITIONS

The terms and provisions of Article 9 of the Loan Agreement are modified and amended as follows:

9.1.Section 9.23 (entitled “USA Patriot Act Notice”) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

9.23USA PATRIOT Act Notice; Beneficial Ownership Regulation.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notify Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), they are required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower, a Beneficial Ownership Certification, and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the PATRIOT Act and the Beneficial Ownership Regulation.  Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation.

9.2.The following Sections 9.29 and 9.30 are hereby added immediately after the end of existing Section 9.28 (entitled “Additional Representations”) of the Loan Agreement and shall read as follows:

9.29Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable;

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

9.30Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guaranty, mortgage, or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of Florida and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Additional Provisions of this First Amendment.

1. As conditions precedent to the effectiveness of this First Amendment, Administrative Agent shall have received and approved the following:

(a)Execution of this First Amendment and all other Loan modification documents by Borrower, Administrative Agent and all Lenders;

(b)An amendment to the Skechers lease extending its term by a minimum of five years from the current expiration date;

(c)Copies of all insurance policies for Borrower and the Property, including, but not limited to, evidence of flood insurance coverage (including contents coverage, as applicable) as Administrative Agent and Lenders shall require;

(d)A commitment to endorse the existing title insurance policy insuring Lenders’ first mortgage position on the Property, together, together with UCC, litigation and other searches against Borrower, Guarantor and such other parties as Administrative Agent shall require;

(e)An interest rate protection agreement in an amount equal to the increased Loan amount and an acknowledgment by the counterparty thereunder of the assignment thereof to Administrative Agent;

(f)Legal opinions, certificates, documents and other instruments as are customary or otherwise appropriate for transactions of this type as reasonably requested by Administrative Agent.

2. Exhibit B (Definitions and Financial Statements) attached to the Loan Agreement is hereby amended as set forth on Exhibit B attached to this First Amendment.

3. The Lender Commitment Amounts set forth in Exhibit H (Schedule of Lenders) attached to the Loan Agreement is hereby amended to reflect the following new Commitment Amounts:

Lender	Commitment Amount
Bank of America, N.A.	$64,752,500.00
Raymond James Bank, N.A.	$32,376,250.00
CIT Bank N.A.	$32,376,250.00
Total Commitment Amount	$129,505000.00

4. Exhibit R (Extension Conditions) attached to the Loan Agreement is hereby deleted in its entirety and the words “Intentionally Omitted” are hereby added as the only text for Exhibit R.

5. Except as modified and amended hereby the terms and provisions of the Loan Agreement, as previously modified, are hereby ratified and confirmed and shall remain in full force and effect and Borrower acknowledges that, to Borrower’s knowledge, it has no offsets, counterclaims of defenses to any of its obligations contained therein.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to A&R Loan Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

HF Logistics-SKX T1, LLC,
a Delaware limited liability company

By:	HF Logistics I, LLC, a Delaware limited liability company, its sole member
By:	HF Logistics-SKX, LLC, a Delaware limited liability company, its managing member

By:/s/ Iddo Benzeevi________________
Iddo Benzeevi, President and
Chief Executive Officer

ADMINISTRATIVE AGENT:

Bank of America, N.A.,
a national banking association,

as Administrative Agent

By:/s/ Jack Redhead________________________
     Jack Redhead, Senior Vice President

LENDERS:

Bank of America, N.A.,

a national banking association,
as a Lender

By:/s/ Jack Redhead________________________
    Jack Redhead, Senior Vice President

Raymond James Bank, N.A.,

a national banking association,
as a Lender

By:/s/ James Armstrong__________________________
     James Armstrong, Senior Vice President

CIT Bank N.A.,

a national banking association,
as a Lender

By:/s/ Christine Peterson________________________
     Christine Peterson, Director

Exhibit 10.1

EXHIBIT B

DEFINITIONS AND FINANCIAL STATEMENTS

1.1From and after the date of this First Amendment, the following defined terms in Exhibit B (entitled “Definitions and Financial Statements”) or that are contained elsewhere in the Loan Agreement are modified and restated in their entirety to have the following meanings:

“Agreement” means the Loan Agreement (defined in Recital A above) as modified by the First Amendment (defined in Preamble).

“Assumed Interest Rate” means the greater of (i) six percent (6%) per annum, and (ii) the 10-year U.S. Treasury rate plus two and one half percent (2.5%) per annum.

“Debt Service” means the payments of principal and interest that would have been payable under a hypothetical loan during the Calculation Period, assuming (i) an initial loan balance equal to the outstanding principal balance of the Loan at the inception of the Calculation Period, (ii) an interest rate equal to the Assumed Interest Rate, and (iii) amortization of the aggregate principal indebtedness over a thirty (30) year amortization period.

“Defaulting Lender” means, subject to any provisions hereof permitting a Defaulting Lender to cure, any Lender that (a) has failed to (i) fund all or any portion of its advances within two (2) Business Days of the date such advances were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to advances (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified Borrower, Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to advances (which condition precedent together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this Subsection (c) upon receipt of such written confirmation by Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal

Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Lender.  Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of Subsections (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to any provisions hereof permitting a Defaulting Lender to cure) as of the date established therefor by Administrative Agent in a written notice of such determination, which shall be delivered by Administrative Agent to Borrower, and each Lender promptly following such determination.

“Environmental Agreement” means the Environmental Indemnity Agreement executed as of August 12, 2015 by and among Borrower, Guarantor and Administrative Agent for the benefit of Lenders and certain other parties, as modified by a First Modification of Environmental Indemnity Agreement executed of even date with the First Amendment by and among Borrower, Guarantor and Administrative Agent for the benefit of Lenders, and as further amended, modified, replaced, restated, extended or renewed from time to time.

“Flood Insurance Acts” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulation promulgated thereto, and any regulation promulgated thereto, each as amended and together with any successor Law of such type.

“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period of one (1) month (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time), at approximately 11:00 a.m., London time, two (2) London Banking Days prior to such day, for U.S. Dollar deposits with a term of one (1) month commencing that day; provided that if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Margin” means one and three-quarters percent (1.75%) per annum.

“Loan” means the loan by Lenders to Borrower, in the stated principal amount of One Hundred Twenty-Nine Million Five Hundred Five Thousand and No/100 Dollars ($129,505,000.00).

“Maturity Date” means March 18, 2025, as it may be earlier terminated or extended in accordance with the terms hereof.

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“Mortgage” means collectively, that certain Construction Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing dated as of April 30, 2010 executed by Borrower as trustor in favor of PRLAP, Inc. as trustee for the benefit of the Bank of America, N.A., as Administrative Agent, for the benefit of itself as a lender and for the other lenders from time to time a party to the Prior Loan Agreement, and Raymond James Bank, FSB as a lender and recorded on May 4, 2010 as Document No. 2010-0204347 in the Official Records of Riverside County, California, as modified by (i) a Modification of Deed of Trust and Other Loan Documents dated September 22, 2010 executed by and among Borrower, Bank of America, N.A., as Administrative Agent and a lender and Raymond James Bank, FSB, as a lender and recorded on September 22, 2010 as Document No. 2010-0453055 in the Official Records of Riverside County, California, (ii) a Second Modification to Deed of Trust dated November 16, 2012 executed by and among Borrower, Bank of America, N.A., as Administrative Agent and a lender, Raymond James Bank, N.A. (formerly known as Raymond James Bank, FSB) as a lender and OneWest Bank, FSB as a lender, recorded on November 19, 2012 as Document No. 2012-0557451 in the Official Records of Riverside County, California, (iii) a Third Modification to Deed of Trust dated August 12, 2015 executed by and among Borrower, Bank of America, N.A. as Administrative Agent and a lender, Raymond James Bank, N.A. as a lender and CIT Bank, N.A., (formerly known as OneWest Bank, FSB) as a lender recorded on August 14, 2015 as Document No. 2015-0362712 in the Official Records of Riverside County, California, (iv) a Fourth Modification to Deed of Trust of even date executed by and among Borrower, Bank of America, N.A. as Administrative Agent and a lender, Raymond James Bank, N.A. as a lender and CIT Bank, N.A., as a lender, recorded or to be recorded in the Official Records of Riverside County, California, and as the same may be from time to time further renewed, extended, amended, supplemented, restated, or replaced from time to time.

“Notes” means, collectively, the promissory note(s), dated as of the date of the First Amendment, executed by Borrower and payable to the order of each Lender in the amount of each Lender’s Commitment and collectively in the maximum principal amount of the Loan substantially in the form of Exhibit G, together with all replacements and substitutes thereof, in each case, as amended, modified, replaced, restated, extended or renewed from time to time.

1.2From and after the date of this First Amendment, the following defined terms are hereby added to Exhibit B (entitled “Definitions and Financial Statements”) and shall have the following meanings:

“Adjustment” has the meaning set forth in Section 2.5.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for

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such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” has the meaning set forth in Section 9.23.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 9.30.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act, as amended from time to time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country

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(including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).

“LIBOR Successor Rate” has the meaning set forth in Section 2.5.

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the timing and frequency of determining rates and making payments of interest, and to any other administrative matters as may be appropriate, in the discretion of Administrative Agent in consultation with Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

“PACE Financing” means any property assessed clean energy financing or similar energy efficiency or renewable energy financing repaid through assessments against property (without regard to the name given to such financing).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 9.30.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Supported QFC” has the meaning set forth in Section 9.30.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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“U.S. Special Resolution Regimes” has the meaning set forth in Section 9.30.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.3From and after the date of this First Amendment, the following defined terms are hereby deleted in their entirety:  “Extension Fee”; “Extension Term”; “Initial Maturity Date”;

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